"Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2."

                                AMENDMENT NO. 2
                                        TO
                      HIGH-DENSITY FRAM COOPERATION AGREEMENT

This Amendment No. 2 ("Amendment No. 2") is made and entered into as of March 11, 1996, by and between Ramtron International Corporation ("RAMTRON") and Hitachi, Ltd. ("HITACHI"), with respect to the Amendment ("Amendment
No. 1") to the High-Density FRAM Cooperation Agreement dated September 21,
1995.

1.  Section 6.3 shall be further modified and read as follows.

6.3  Jointly Developed High-Density FRAM Technology

Trade Secret Rights, Copyrights and Mask Work Rights to Jointly Developed High-Density FRAM Technology shall be jointly owned by the parties, with each party having an undivided equal ownership interest. Each party may
perpetually utilize Jointly Developed High-Density FRAM Technology    **   .

   **   .

2. Unless specifically provided hereunder, all other terms and conditions of the Agreement and the Amendment No. 1 shall remain unchanged.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their duly authorized officers.

RAMTRON INTERNATIONAL              HITACHI, LTD.
CORPORATION

/S/ L. David Sikes                 /S/ Tokumasa Yasui
------------------                 ------------------
L. David Sikes                     Tokumasa Yasui
Chairman and CEO                   General Manager
                                   Memory Business Operation
                                   Semiconductor and Integrated Circuits Div.